UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2025

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 King Street West, Suite 2800
Toronto, Ontario, Canada M5H 1J9

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (866) 441-0690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MUX	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2025, McEwen Mining Inc. (the “Company”) entered into an Amendment No. 1 (the “Amendment”) to its Third Amended and Restated Credit Agreement, dated as of May 19, 2023 (the Credit Agreement”), between the Company, as borrower, the lenders from time to time party thereto and Evanachan Limited as administrative agent. The Amendment (i) extends the credit facility maturity date from August 31, 2026 to August 31, 2028, and (ii) extends the commencement date for monthly mandatory repayments of drawn principal from January 31, 2025 to January 31, 2027, and (iii) permits the Company to incur up to $110 million principal amount of unsecured convertible senior notes due 2030 pursuant to the Offering (as defined below). As consideration for the Amendment, the Company has agreed to issue to the Lender (as defined in the Credit Agreement) or as the Lender may direct, that number of common shares calculated on the basis of the 30 (thirty) day value weighted trading average of the common stock of the Company on the New York Stock Exchange that is equal to 2% (two per cent) of the principal amount of the loan outstanding on March 31, 2025.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment attached as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On February 6, 2025, the Company announced its intention to offer, subject to market conditions and other factors, $85 million aggregate principal amount of convertible senior notes due 2030 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Offering”). In connection with the Offering, the Company provided the disclosure attached as Exhibit 99.1 to this Current Report on Form 8-K for the purpose of supplementing and updating disclosures contained in the Company’s prior filings with the Securities and Exchange Commission (the “SEC”), which includes certain preliminary unaudited financial information of the Company as of December 31, 2024. Such disclosure is furnished under the heading “Select Estimated Preliminary Unaudited Financial Information as of December 31, 2024” in Exhibit 99.1 to this Current Report on Form 8-K.

The preliminary unaudited financial information presented is an estimate based on information available to management as of the date of this Current Report on Form 8-K, have not been reviewed or audited by the Company’s independent registered accounting firm, and are subject to change. It is possible that the final results may differ from the preliminary unaudited information provided, including differences due to the completion of the financial closing procedures and/or the annual audit process; changes in facts, circumstances and/or assumptions and/or developments in the interim. The preliminary unaudited financial information does not present all information necessary for a complete understanding of the Company’s results as of December 31, 2024 and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP.

Item 7.01. Regulation FD Disclosure.

On February 6, 2025, the Company announced the Offering. In connection with the Offering, the Company expects to grant to the initial purchasers of the Notes an option to purchase, for settlement within a 13-day period from the date of initial issuance of the Notes, up to an additional $15 million aggregate principal amount of Notes. The Company is disclosing under Item 7.01 of this Current Report on Form 8-K the information contained in Exhibit 99.1, which information is incorporated by reference herein. The information contained in Exhibit 99.1 is excerpted from a preliminary offering memorandum that is being disseminated in connection with the Offering.

Neither this Current Report on Form 8-K nor the information filed as Exhibit 99.1 hereto constitutes an offer to sell or a solicitation of an offer to buy the Notes, any shares of the Company’s common stock issuable upon conversion of the Notes, or any other securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful. Any offer of the Notes will be made only by means of a private offering memorandum.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On February 6, 2025, the Company issued a press release announcing the Offering. The Company also announced it intends to use the net proceeds from the Offering (including any additional proceeds resulting from the exercise by the initial purchasers of their option to purchase the additional Notes) (i) to pay the cost of the capped call transactions, (ii) to repay approximately $20 million of the outstanding amount under the Company’s existing credit agreement and (iii) the remainder of the net proceeds for general corporate purposes. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Neither this Current Report on Form 8-K nor the press release filed as Exhibit 99.2 hereto constitutes an offer to sell or a solicitation of an offer to buy the Notes, any shares of the Company’s common stock issuable upon conversion of the Notes, or any other securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful. Any offer of the Notes will be made only by means of a private offering memorandum.

The Company is including the following risk factor disclosure in connection with the Offering to supplement those discussed under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024, as amended, and subsequent reports filed with the SEC. The risk factor below should be read with the other risk factors described in the Company’s prior public filings.

Tariffs and the imposition of other restrictions on trade could adversely affect our business.

The U.S. federal government has made changes to the U.S. trade policy, including entering into a successor to the North American Free Trade Agreement (“NAFTA”), known as the United States-Mexico-Canada Agreement (“USMCA”), effective as of July 1, 2020. In addition, the U.S. federal government has implemented tariffs on certain foreign goods and may implement additional tariffs on foreign goods. On February 1, 2025, the U.S. President issued an executive order imposing a 25% tariff on imports from Mexico and Canada into the United States. On February 3 the implementation of the tariffs was paused and the effective date has been delayed for one month. As we currently have mining operations in the United States, these tariffs would have the effect of increasing the costs of our inputs from Mexico and Canada used in our operations, such a supplies, equipment and machinery. Additionally, the Canadian and Mexican governments have indicated their intention to impose retaliatory tariffs on imports from the United States, which would have a similar effect on U.S. goods imported for use at our Mexican and Canadian operations. Such tariffs and any further legislation or actions taken by the U.S. federal government that restrict trade, such as additional tariffs, trade barriers, and other protectionist or retaliatory measures taken by governments in Canada, Mexico, Europe, Asia, and other countries, could adversely impact the cost of our products and the components and raw materials that go into making them. These increased costs could adversely impact the gross margin that we earn on our products, which could make our business less competitive. Countries may also adopt other protectionist measures that could limit our ability to offer our products and services either in response to the U.S. government’s imposition of tariffs or otherwise. The ultimate impact of any tariffs, including any related responses, are uncertain and will depend on various factors, including if any tariffs are ultimately implemented, the timing of implementation, and the amount, scope, and nature of the tariffs. Any or all of these actions could adversely affect our business, financial condition, cash flows as well as the value of the notes offered hereby and/or the underlying common stock.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished or filed with this Report, as applicable:

10.1	Amendment No. 1 to Third Amended and Restated Credit Agreement

99.1	Excerpts from Preliminary Offering Memorandum.

99.2	Press Release, dated February 6, 2025.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101)

Cautionary Statement

With the exception of historical matters, the matters discussed in the press release include forward-looking statements within the meaning of applicable securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained therein. These forward-looking statements include statements regarding the anticipated terms of the Notes being offered, the completion, timing and size of the Offering, the intended use of net proceeds from the Offering, and the anticipated terms of, and the effects of entering into, the capped call transactions described in the press release and the actions of the option counterparties and their respective affiliates. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic, and competitive uncertainties, risks, and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Among the important factors that the Company thinks could cause its actual results to differ materially from those expressed in or contemplated by the forward-looking statements include risks related to or associated with whether the Company will consummate the Offering on the expected terms, or at all, whether the Company will enter into the capped call transactions, the terms thereof and whether the capped call transactions become effective, market conditions, including market interest rates, the trading price and volatility of the Company’s common stock and risks relating to the Company’s business, including those described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in the Company’s subsequent filings under the Securities Exchange Act of 1934, as amended. All forward-looking statements and information made in this news release are qualified by this cautionary statement. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made in the press release, whether as a result of new information, future events, or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

McEWEN MINING INC.

Date: February 6, 2025	By:	/s/ Carmen Diges
Carmen Diges, General Counsel